Exhibit 99.1

Officer’s Certificate

Wells Fargo Financial Auto Owner Trust 2004-A

March 29, 2005

Fitch Ratings	Moody’s Investor Services, Inc.
One State Street Plaza, 30th Floor	99 Church Street
New York, NY 10004	New York, NY 10041
Attention: Asset Backed Securities Group

Standard & Poor’s Rating Services

55 Water Street

New York, NY 10041

Attention:  Asset Backed Surveillance Department

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Administration

JP Morgan Chase Bank

4 New York Plaza, 6th Floor

New York, NY 10004

Attention: Institutional Trust Services/Global Debt—Wells Fargo Financial Auto Owner Trust 2004-A

This Officer’s Certificate is being delivered in accordance with Section 4.10(a) of the Sale and Servicing Agreement dated as of March 1, 2004 (the “Agreement”) by and among Wells Fargo Financial Auto Owner Trust 2004-A, as Issuer,  Ace Securities Corp., as Seller, Wells Fargo Financial, Inc., as Master Servicer, and JP Morgan Chase Bank, as Trustee, by Wells Fargo Financial Acceptance, Inc., as Subservicer (the “Subservicer”), and pursuant to that certain Subservicing Agreement dated March 1, 2004 by and between the Master Servicer and Subservicer.  Terms not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

By his or her signature below, the undersigned officer of the Subservicer, certifies that effective as of December 31, 2004:

(a)          a review of the activities of the Subservicer on behalf of the Master Servicer during the period from the Closing Date to December 31, 2004 and of the Subservicer’s performance under the Agreement on behalf of the Master Servicer has been made under my supervision; and

(b)         to the best of my knowledge, based on my review, the Subservicer, acting on behalf of the Master Servicer, has fulfilled all of the Master Servicer’s obligations in all material respects under the Agreement throughout the period from the Closing Date to December 31, 2004.

WELLS FARGO FINANCIAL ACCEPTANCE, INC.,
As Subservicer

By:	/s/ Dean Anderson
Dean Anderson
Vice President